Exhibit 99.3

Revance Announces Pricing of

$250 Million of Convertible Senior Notes Due 2027

NEWARK, Calif., February 12, 2020 – Revance Therapeutics, Inc. (“Revance”) (Nasdaq: RVNC), a biotechnology company developing next-generation neuromodulators for use in treating aesthetic and therapeutic conditions, today announced the pricing of $250.0 million aggregate principal amount of 1.75% convertible senior notes due 2027 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced $200.0 million. Revance also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $37.5 million principal amount of notes. The sale of the notes is expected to close on February 14, 2020, subject to customary closing conditions.

The notes will bear interest at a rate of 1.75% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2020. The notes will mature on February 15, 2027, unless earlier converted, redeemed or repurchased. The initial conversion rate will be 30.8804 shares of Revance’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $32.38 per share). The initial conversion price of the notes represents a premium of approximately 32.5% over the last reported sale price of Revance’s common stock on The Nasdaq Global Market on February 11, 2020. The notes will be convertible into cash, shares of Revance’s common stock or a combination of cash and shares of Revance’s common stock, at Revance’s election.

Revance may redeem, for cash, all or any portion of the notes, at its option, on or after February 20, 2024 if the last reported sale price of Revance’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive day trading period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date Revance provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If Revance undergoes a “fundamental change,” holders of the notes may require Revance to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or if Revance delivers a notice of redemption, Revance will, in certain circumstances, increase the conversion rate for holders who convert notes in connection with such a corporate event or redemption.

Revance estimates that the net proceeds from the offering will be approximately $242.0 million (or $278.4 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and commissions and estimated expenses payable by Revance. Revance intends to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions described below. Revance intends to use the remainder of the net proceeds, together with existing cash and cash equivalents, to fund expenses associated with the commercial launch of its recently in-licensed portfolio of Resilient Hyaluronic Acid ® (RHA®) dermal fillers, pre-commercialization and commercialization activities for DaxibotulinumtoxinA for Injection (“DAXI”) for glabellar lines, and continued development of its DAXI aesthetic and therapeutic pipeline. Revance may also use a portion of the net proceeds from this offering for the acquisition or in-license of other products, product candidates, businesses or technologies, although it has no current agreements or commitments for any material acquisitions or licenses of any products, businesses or technologies.

In connection with the pricing of the notes, Revance entered into capped call transactions with one of the initial purchasers or their affiliates and another financial institution (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Revance’s common stock upon conversion of the notes and/or offset any cash payments Revance is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to $48.88 per share (which represents a premium of 100% over the last reported sale price of Revance’s common stock on The Nasdaq Global Market on February 11, 2020). If the initial purchasers exercise their option to purchase additional notes, Revance expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Revance’s common stock and/or enter into various derivative transactions with respect to Revance’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Revance’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Revance’s common stock and/or purchasing or selling Revance’s common stock or other securities of Revance in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity date of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Revance’s common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of its notes.

Neither the notes, nor any shares of Revance common stock issuable upon conversion of the notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Revance Therapeutics, Inc.

Revance is a Silicon Valley-based biotechnology company focused on the development, manufacturing, and commercialization of novel neuromodulators for multiple aesthetic and therapeutic indications. Beyond its proprietary portfolio of botulinum toxin type A compounds, Revance has exclusive rights to commercialize TEOXANE SA’s Resilient Hyaluronic Acid® (RHA®) line of FDA-approved dermal fillers for correction of dynamic facial wrinkles and folds in the U.S.

“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.

RHA® is a trademark of TEOXANE SA.

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, statements concerning the expected closing of the offering and the capped call transactions and the anticipated use of the net proceeds from the offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the notes offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Revance will be able to complete the notes offering on the anticipated terms, or at all. Revance will need to raise additional capital to fund its operations and may be unable to raise capital when needed, which would force Revance to delay, reduce or eliminate its product development programs or commercialization efforts. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Additional risks and uncertainties relating to the offering, Revance and its business can be found under the heading “Risk Factors” in Revance’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Securities and Exchange Commission on November 4, 2019, as updated by the risk factors included in Exhibit 99.2 to Revance’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 10, 2020. Forward-looking statements represent Revance’s beliefs and assumptions only as of the date of this press release. Revance expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Source: Revance Therapeutics, Inc.

INVESTORS

Revance Therapeutics, Inc.:

Jeanie Herbert, 714-325-3584

jherbert@revance.com

or

Gilmartin Group, LLC.:

Laurence Watts, 619-916-7620

laurence@gilmartinir.com

MEDIA

Revance Therapeutics, Inc.:

Sara Fahy, 949-887-4476

sfahy@revance.com

or

General Media:

Y&R:

Jenifer Slaw, 347-971-0906

jenifer.slaw@YR.com

or

Trade Media:

Nadine Tosk, 504-453-8344

nadinepr@gmail.com